Exhibit 99.1

Press Release

Contacts:

Investors:	William Kuser	203-573-2213
Media:	Mary Ann Dunnell	203-573-3034

Chemtura Reports Second Quarter and Six Month 2006 Results

MIDDLEBURY, CT – August 2, 2006 - Chemtura Corporation (NYSE: CEM; the “Company”) reported today earnings from continuing operations for the second quarter of 2006 of $2.5 million, or $0.01 per diluted share and non-GAAP earnings from continuing operations of $50.2 million or $0.21 per diluted share. Earnings from continuing operations includes $2.6 million ($1.7 million after-tax) related to the incremental stock-based compensation expense for the quarter ended June 30, 2006, associated with the adoption of FASB Statement No. 123R, “Share Based Payment,” on January 1, 2006.

Non-GAAP earnings from continuing operations for the second quarter of 2006 exclude pre-tax charges of $29.3 million for antitrust costs resulting primarily from settlement offers made to certain rubber chemicals claimants and legal fees associated with the antitrust investigations and civil lawsuits, a $19.5 million loss on early extinguishment of debt related to the retirement of the Company’s Senior Floating Rate Notes due 2010, a $12.5 million loss on the sale of the Industrial Water Additives business, a $5.6 million asset impairment charge related to the impairment of retained long-lived assets related to the Industrial Water Additives business, $4.7 million for merger costs related to the merger with Great Lakes Chemical Corporation on July 1, 2005 (“the Merger”), and $2.9 million for additional depreciation due to the change in the useful life of certain assets at one of the Company’s manufacturing facilities. Also excluded from non-GAAP earnings are pre-tax credits of $3.3 million for facility closures, severance and related costs due to the reversal of reserves primarily related to the Company’s Tarrytown, NY facility that were no longer deemed necessary and $4.0 million of interest income on a favorable tax settlement.

The following is a summary of the second quarter and six month results on a GAAP basis:

	Second quarter			Six months
(In millions)	2006	2005	% change	2006	2005	% change
Net sales (a)	$1,016.3	$602.3	69%	$1,932.1	$1,192.1	62%
Operating profit (b)	$68.1	$45.5	50%	$114.5	$106.8	7%
Earnings from continuing operations (b)	$2.5	$10.2	(75)%	$15.7	$28.4	(45)%
Diluted earnings per share from continuing operations	$0.01	$0.09	(89)%	$0.07	$0.24	(71)%

The following is a summary of the second quarter and six month 2006 results on a non-GAAP basis as compared with the second quarter and six month 2005 results on a pro forma and non-GAAP basis. The pro forma basis reflects the impact of the Merger as if it occurred on January 1, 2005, which has been set forth in the supplemental disclosures attached to this press release:

	Second quarter			Six months
(In millions)	2006	Pro forma 2005	% change	2006	Pro forma 2005	% change
Net sales (a)	$1,016.3	$1,093.7	(7)%	$1,932.1	$2,103.9	(8)%
Non-GAAP operating profit (b)	$107.3	$126.4	(15)%	$179.9	$211.4	(15)%
Non-GAAP earnings from continuing operations (b)	$50.2	$61.2	(18)%	$77.0	$94.3	(18)%
Non-GAAP diluted earnings per share from continuing operations	$0.21	$0.26	(19)%	$0.32	$0.40	(20)%

(a)   Includes $7.9 million and $48.3 million for the second quarter and first six months of 2005, respectively, relating to the Polymer Processing Equipment business that was deconsolidated in April 2005.

(b)   Includes $2.6 million ($1.7 million after-tax) and $4.2 million ($2.6 million after-tax) for the second quarter and first six months of 2006, respectively, which represents the effects of implementing FASB Statement 123R for stock-based compensation.

“Actions we have taken have driven successive profit and cash flow improvement in each of the last two quarters.  Some of our business platforms are exceeding expectations, but a few are still underperforming.  We will continue to grow profitability in our stronger businesses and are vigorously addressing the challenges in underperforming units,” said Robert L. Wood, president, chairman and chief executive officer.

Actual and Pro Forma Net Sales, Pro Forma Adjusted Non-GAAP Operating Profit and Pro Forma Adjusted Earnings from Continuing Operations

Second Quarter Results

Second quarter 2006 net sales of $1,016.3 million were $414.0 million above second quarter 2005 net sales of $602.3 million. The increase was primarily due to $477.8 million in additional sales resulting from the Merger, partially offset by the exclusion of $7.9 million of sales due to the deconsolidation of the Company’s Polymer Processing Equipment business in April 2005. Second quarter 2006 net sales were $77.4 million or 7 percent less than second quarter 2005 pro forma net sales of $1,093.7 million. Of this decrease $100.8 million was attributable to lower volume, $12.5 million due to the divestiture of the Industrial Water Additives business in May 2006, $7.9 million due to the deconsolidation of the Polymer Processing Equipment business unit in April 2005, $2.8 million due to the net effect of other acquisitions and divestitures, and $3.9 million due to unfavorable foreign currency impact, partially offset by a $50.5 million increase in selling prices.

Operating profit for the second quarter of 2006 was $68.1 million as compared to $45.5 million for the second quarter of 2005. On a non-GAAP basis, second quarter 2006 operating profit of $107.3 million was $19.1 million or 15% lower than second quarter 2005 pro forma non-GAAP operating profit of $126.4 million. The 15% decrease is comprised of raw material and energy cost increases of $19.5 million, lower volumes of $35.7 million, $13.5 million of unfavorable manufacturing costs resulting from lower production volumes, $5.0 million of higher freight costs, $3.3 million of other strategic and corporate initiative costs, $2.4 million of unfavorable foreign currency translation, $2.3 million related to the incremental effect of stock option expense, $1.5 million of inventory write-offs, and other net increases in operating costs, which were partially offset by selling price increases of $50.5 million and synergy cost savings of $22.6 million.

Second quarter 2005 GAAP earnings from continuing operations were $10.2 million or $0.09 per diluted share. Pro forma non-GAAP earnings from continuing operations for the second quarter of 2005 were $61.2 million or $0.26 per diluted share. Pro forma non-GAAP earnings from continuing operations for the second quarter of 2005 excludes pre-tax charges of $24.2 million for facility closures, severance and related costs, which included a charge of $20.3 million related to the closure of the Company’s Tarrytown, NY facility, $3.3 million for antitrust costs and $8.7 million of merger costs resulting from the Merger.

Six Month Results

Net sales for the six months ended June 30, 2006 of $1,932.1 million were $740.0 million above net sales for the comparable period of 2005 of $1,192.1 million. The increase was primarily due to $855.6 million in additional sales resulting from the Merger, partially offset by the exclusion of $48.3 million of sales due to the deconsolidation of the Company’s Polymer Processing Equipment business in April 2005. Six month 2006 net sales were $171.8 million or 8 percent less than six month 2005 pro forma net sales of $2,103.9 million. Of this decrease $179.3 million was attributable to lower volume, $12.5 million due to declines in volume and selling prices resulting from supply agreements related to the divestiture of the Industrial Water Additives business in May 2006, $48.3 million due to the deconsolidation of the Polymer Processing Equipment business unit in April 2005, $7.5 million due to the net effect of other acquisitions and divestitures, and $28.0 million due to unfavorable foreign currency impact, partially offset by a $103.8 million increase in selling prices.

Operating profit for the six months ended June 30, 2006 was $114.5 million as compared to $106.8 million for the six months ended June 30, 2005. On a non-GAAP basis, six month 2006 operating profit of $179.9 million was $31.4 million or 15% lower than six month 2005 pro forma non-GAAP operating profit of $211.4 million. The 15% decrease is comprised of raw material and energy cost increases of $47.9 million, lower volumes of $57.7 million, $32.4 million of unfavorable manufacturing costs resulting from lower production volumes, $6.9 million of unfavorable foreign currency translation, $6.8 million of other strategic and corporate initiative costs, $6.1 million of higher freight costs, $4.2 million related to the incremental effect of stock option expense, $1.9 million of inventory write-offs, and other net increases in operating costs, which were partially offset by selling price increases of $103.8 million and synergy cost savings of $40.4 million.

GAAP earnings from continuing operations for the six months ended June 30, 2006 were $15.7 million, or $0.07 per diluted share, compared to GAAP earnings from continuing operations of $28.4 million, or $0.24 per diluted share, for the six months ended June 30, 2005. Non-GAAP earnings from continuing operations for the first six months of 2006 of $77.0 million, or $0.32 per diluted share, exclude pre-tax charges of $42.1 million for antitrust costs resulting primarily from settlement offers made to certain rubber chemicals, plastic additives and urethanes claimants and legal fees associated with the antitrust investigations and civil lawsuits, a $19.5 million loss on early extinguishment of debt related to the retirement of the Company’s Senior Floating Rate Notes due 2010, a $12.5 million loss on the sale of the Industrial Water Additives business, a $5.6 million asset impairment charge related to the impairment of retained long-lived assets related to the Industrial Water Additives business, $14.8 million for merger costs resulting from the Merger, and $5.8 million for additional depreciation due to the change in the useful life of certain assets at one of the Company’s manufacturing facilities. Also excluded from non-GAAP earnings are pre-tax credits of $2.8 million for facility closures, severance and related costs, a $4.3 million favorable settlement of a contractual matter, and $4.0 million of interest income on a favorable tax settlement.

Pro forma non-GAAP earnings from continuing operations for the first six months of 2005 of $94.3 million or $0.40 per diluted share exclude pre-tax charges of $25.3 million for facility closures, severance and related costs, which included a charge of $20.3 million related to the closure of the Company’s Tarrytown, NY facility, $6.5 million for antitrust costs and $8.7 million of merger costs resulting from the Merger, partially offset by a pre-tax credit of $7.2 million for insurance recoveries related to a fire at the Company’s Conyers, Georgia facility.

The Company reported income tax expense for the first six months of 2006 of $13.5 million.  The tax expense was impacted by a number of discrete items for the six month period primarily driven by the disposition of the Industrial Water Additives business, offset by favorable settlements of certain tax examinations, reduction of valuation allowance on deferred tax assets and tax legislative changes.

The effective rate of tax for the first six months of 2006 was 46%.  Excluding discrete items, the effective rate of tax for the first six months of 2006 would have been 38.7%.  The effective rate of tax for 2006 is forecast to be approximately 40%, which reflects the impact of discrete items over a twelve month period.  The non-GAAP effective rate of tax for 2006, which excludes nondeductible antitrust costs, is forecast to be approximately 35%.

Non-GAAP operating profit, non-GAAP earnings from continuing operations and non-GAAP earnings per share from continuing operations are considered non-GAAP financial measures. A reconciliation of the Company’s GAAP operating profit to non-GAAP and pro forma operating profit and of the Company’s GAAP earnings from continuing operations to non-GAAP and pro forma earnings from continuing operations is set forth in the supplemental disclosure attached to this press release.

Second Quarter Earnings Q&A Teleconference

The Company’s second quarter earnings conference call will be held on August 3, 2006 at 8:00 a.m. EDT. Interested parties are asked to dial in approximately 10 minutes prior to the start time at (703) 925-2608. Replay of the call will be available for two weeks starting at 11:30 a.m. on August 3, 2006. To access the replay, call (320) 365-3844 and enter access code 836374.

Live internet access to the conference call and informational slides will be available through the Investor Relations section of the Company’s Web site, www.chemtura.com.

Chemtura Corporation, with pro forma 2005 sales of $3.9 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products. Additional information concerning Chemtura is available at www.chemtura.com.

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Supplemental Historical Pro Forma and Non-GAAP Financial Information

Included in the Appendix to this press release are supplemental financial tables containing unaudited pro forma and non-GAAP adjusted Consolidated Statements of Earnings and Segment Operating Profit. The attached schedules reflect adjustments to previously furnished information for changes in depreciation and amortization related to the Company’s fair value adjustment of Great Lakes’ property, plant and equipment and intangible assets. The schedules also reflect certain additional reclassifications to conform the former Great Lakes presentation to the Company’s presentation.

Unaudited Pro Forma Financial Information

The attached unaudited pro forma results of operations for the second quarter and six months of 2005 give effect to the Merger using the purchase method as if the Merger had been consummated as of January 1, 2005. The pro forma unaudited results of operations combine the historical results of operations of the Company and Great Lakes with the following adjustments:

(1)  Pension – Represents a reduction in pension expense, principally due to the elimination of the impact of amortization of historical gains and losses from Great Lakes’ historical net periodic benefit cost.

(2)  Interest – Represents the impact on interest expense of amortization of the fair value adjustment to Great Lakes’ long-term debt.

(3)  Purchase accounting depreciation – Represents the impact on depreciation expense of the fair value adjustment and change in the remaining useful life of Great Lakes’ property, plant and equipment.

(4)  Amortization – Represents the impact on amortization expense of the fair value adjustment and change in remaining useful life of Great Lakes’ intangible assets.

(5)  Inventory accounting – Represents the impact of conforming Great Lakes’ inventory capitalization policy to a consistently applied method utilized by the Company.

(6)  Merger costs – Represents the reversal of costs incurred by Great Lakes in connection with the Merger.

The unaudited pro forma results of operations do not give effect to synergies and cost savings. The pro forma results of operations do not purport to be indicative of what the actual results of operations would have been had the Merger been completed on the dates assumed or the results of operations that may be achieved in the future.

Conformed Great Lakes

The financial information presented as Conformed Great Lakes in the Appendix reflects reclassifications of historical Great Lakes financial information to conform to the Company’s presentation.

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company. Excluded items include facility closures, severance and related costs, antitrust costs, Merger costs, asset impairments, increased depreciation due to the change in useful life of assets, unusual and non-recurring catastrophic events or settlements, loss on early extinguishment of debt, and gains and losses on disposition of business units. In addition to the non-GAAP financial measures discussed above, the Company has applied a non-GAAP effective income tax rate to our non-GAAP income before taxes. This rate incorporates an assumed mix of foreign earnings and taxes, permanent book-tax differences, various tax planning strategies and other assumptions. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries.

Forward-Looking Statement

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions; significant international operations and interests; the outcome and timing of antitrust investigations and related civil lawsuits to which Chemtura is subject; the ability to obtain increases in selling prices; the ability to retain sales volumes in the event of increasing selling prices; the ability to absorb fixed cost overhead in the event of lower volumes; pension and other post-retirement benefit plan assumptions; energy and raw material prices, availability and quality; production capacity; changes in interest rates and foreign currency exchange rates; changes in technology, market demand and customer requirements; the enactment of more stringent environmental laws and regulations; the ability to realize expected cost savings under Chemtura’s cost-reduction initiatives; the ability to successfully execute our portfolio divesture plan; the amount of any additional earn-out payments from General Electric Company from the sale of the OrganoSilicones business; the ability to reduce Chemtura’s debt levels; the ability to successfully integrate the Crompton and Great Lakes businesses, operations and information systems and achieve anticipated benefits from the Merger, including costs savings and synergies; and other risks and uncertainties detailed in filings with the Securities and Exchange Commission by Chemtura or its predecessor companies. These statements are based on Chemtura’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations. Chemtura’s actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by Chemtura.

CHEMTURA CORPORATION

CHEMTURA CORPORATION

Condensed Consolidated Statements of Earnings (Unaudited)

(In thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net sales	$1,016,323	$602,329	$1,932,084	$1,192,059

Cost of products sold (*)	750,210	422,258	1,425,047	842,732
Selling, general and administrative (*)	98,528	60,546	203,491	124,545
Depreciation and amortization	45,607	27,737	97,318	57,863
Research and development	17,724	10,472	32,522	20,983
Equity income	(197)	(86)	(471)	(174)
Facility closures, severance and related costs	(3,280)	23,917	(2,776)	24,075
Antitrust costs	29,275	3,338	42,083	6,504
Merger costs	4,745	8,686	14,790	8,686
Impairment of long-lived assets	5,610	—	5,610	—

Operating profit	68,101	45,461	114,470	106,845
Interest expense	29,397	24,309	58,470	48,715
Loss on early extinguishment of debt	19,549	—	19,549	—
Other expense, net (*)	9,859	2,745	7,219	7,011

Earnings from continuing operations before income taxes	9,296	18,407	29,232	51,119
Income tax expense	6,789	8,233	13,520	22,716

Earnings from continuing operations	2,507	10,174	15,712	28,403
Earnings from discontinued operations	—	450	—	2,656
Loss on sale of discontinued operations	—	(27,622)	—	(27,622)

Net earnings (loss)	$2,507	$(16,998)	$15,712	$3,437

Basic earnings (loss) per common share:
Earnings from continuing operations	$0.01	$0.09	$0.07	$0.24
Earnings from discontinued operations	—	—	—	0.02
Loss on sale of discontinued operations	—	(0.23)	—	(0.23)
Net earnings (loss)	$0.01	$(0.14)	$0.07	$0.03

Diluted earnings (loss) per common share:
Earnings from continuing operations	$0.01	$0.09	$0.07	$0.24
Earnings from discontinued operations	—	—	—	0.02
Loss on sale of discontinued operations	—	(0.23)	—	(0.23)
Net earnings (loss)	$0.01	$(0.14)	$0.07	$0.03

Weighted average shares outstanding - basic	240,489	117,769	240,308	117,267

Weighted average shares outstanding - diluted	241,311	121,523	241,252	120,237

(*)   Certain amounts relating to operations have been reclassified from other expense, net to cost of products sold and selling, general and administrative expense in 2005 to be comparable to the 2006 presentation.

CHEMTURA CORPORATION

Condensed Consolidated Balance Sheets

(In thousands of dollars)

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$209,231	$138,556
Accounts receivable	423,084	547,857
Inventories	692,304	661,617
Other current assets	202,197	193,570
Total current assets	1,526,816	1,541,600

NON-CURRENT ASSETS
Property, plant and equipment, net	1,154,161	1,192,335
Cost in excess of acquired net assets	1,213,962	1,211,459
Intangible assets, net	579,873	620,677
Other assets	409,564	419,932

	$4,884,376	$4,986,003

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term borrowings	$14,878	$60,168
Accounts payable	313,785	310,485
Accrued expenses	450,792	444,336
Income taxes payable	131,158	160,700
Total current liabilities	910,613	975,689

NON-CURRENT LIABILITIES
Long-term debt	1,254,022	1,309,603
Pension and post-retirement health care liabilities	576,446	618,539
Other liabilities	283,268	306,775

STOCKHOLDERS’ EQUITY
Common stock	2,521	2,515
Additional paid-in capital	2,997,816	2,950,649
Accumulated deficit	(878,190)	(869,873)
Accumulated other comprehensive loss	(95,278)	(141,052)
Treasury stock at cost	(166,842)	(166,842)
Total stockholders’ equity	1,860,027	1,775,397

	$4,884,376	$4,986,003

CHEMTURA CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands of dollars)

	Six Months Ended June 30,
Increase (decrease) to cash	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$15,712	$3,437
Adjustments to reconcile net earnings to net cash provided by (used in) operations:
Loss on sale of Industrial Water Additives business	12,475	—
Loss on sale of discontinued operations	—	27,622
Impairment of long-lived assets	5,610	—
Loss on early extinguishment of debt	19,549	—
Depreciation and amortization	97,318	60,643
Equity income	(3,445)	(174)
Changes in assets and liabilities, net:
Accounts receivable	(107,791)	(77,192)
Accounts receivable - securitization	252,068	25,483
Inventories	(22,336)	(32,709)
Accounts payable	(476)	(16,206)
Deposit for civil antitrust settlement	—	(58,500)
Pension and post-retirement health care liabilities	(52,284)	(28,018)
Other	(45,334)	(42,738)
Net cash provided by (used in) operations	171,066	(138,352)

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	116,668	74,100
Net payments for acquisitions	(6,734)	—
Merger transaction costs paid	(8,315)	(5,918)
Capital expenditures	(48,458)	(31,800)
Other investing activities	406	(56)
Net cash provided by investing activities	53,567	36,326

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on credit facility	(388,608)	—
Proceeds on long-term borrowings	497,261	—
Payments on long-term borrowings	(164,750)	(10,000)
Payments on short-term borrowings	(48,211)	(651)
Premium paid on early extinguishment of debt	(15,882)	—
Payments for debt issuance costs	(5,470)	(726)
Dividends paid	(24,034)	(11,692)
Repayment of life insurance policy loan	(9,854)	—
Proceeds from exercise of stock options	2,979	17,087
Other financing activities	(1,820)	480
Net cash used in financing activities	(158,389)	(5,502)

CASH
Effect of exchange rates on cash	4,431	(2,134)

Change in cash	70,675	(109,662)
Cash at beginning of period	138,556	158,700

Cash at end of period	$209,231	$49,038

Note:      The 2005 Condensed Consolidated Statements of Cash Flows have not been adjusted to reflect discontinued operations and thus includes the cash flows of the Refined Products business, which was sold in June 2005.

CHEMTURA CORPORATION

Segment Sales and Operating Profit (Unaudited)

(In thousands of dollars)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
NET SALES

Plastic Additives	$409,087	$209,982	$806,671	$418,269
Polymers	124,550	138,503	251,888	269,321
Specialty Additives	143,893	154,922	286,417	287,241
Crop Protection	100,812	90,977	189,422	168,890
Consumer Products	203,180	—	317,607	—
Polymer Processing Equipment	—	7,945	—	48,338
Other	34,801	—	80,079	—
Total net sales	1,016,323	602,329	1,932,084	1,192,059

OPERATING PROFIT

Plastic Additives	$40,686	$15,163	$72,956	$32,085
Polymers	16,991	27,707	34,400	51,356
Specialty Additives	16,740	30,194	32,549	56,538
Crop Protection	22,110	25,205	45,711	44,702
Consumer Products	34,428	—	46,721	—
Polymer Processing Equipment	—	(2,533)	—	(3,003)
Other	3,304	—	8,886	—
	134,259	95,736	241,223	181,678

General corporate expense, including amortization	(29,808)	(14,334)	(67,046)	(35,568)
Facility closures, severance and related costs	3,280	(23,917)	2,776	(24,075)
Antitrust costs	(29,275)	(3,338)	(42,083)	(6,504)
Merger costs	(4,745)	(8,686)	(14,790)	(8,686)
Impairment of long-lived assets	(5,610)	—	(5,610)	—
Total operating profit	$68,101	$45,461	$114,470	$106,845

CHEMTURA CORPORATION	SUPPLEMENTARY SCHEDULE
Major Factors Affecting Pro Forma Net Sales and Operating Results (Unaudited)
Quarter and six months ended June 30, 2006 versus 2005
(In millions of dollars)

The following table summarizes the major factors contributing to the second quarter and six month changes in operating results versus the prior year pro forma operating results:

	Quarter Ended June 30,		Six Months Ended June 30,
		Pre-tax		Pre-tax
		Earnings		Earnings
		(Loss) from		(Loss) from
	Net	Continuing	Net	Continuing
	Sales	Operations	Sales	Operations
2005 *	$1,093.7	$58.0	$2,103.9	$111.8

2005 Conyers fire insurance recoveries	—	—	—	(7.2)
2005 Facility closures, severance and related costs	—	24.2	—	25.3
2005 Antitrust costs	—	3.3	—	6.5
2005 Merger costs	—	8.7	—	8.7
	1,093.7	94.2	2,103.9	145.1

Higher selling prices	50.5	50.5	103.8	103.8
Reduced unit volume/mix	(100.8)	(35.7)	(179.3)	(57.7)
Foreign currency impact	(3.9)	(2.4)	(28.0)	(6.9)
Polymer Processing Equipment	(7.9)	6.0	(48.3)	6.6
Industrial Water Additives divested business	(12.5)	(3.0)	(12.5)	(3.0)
Other acquisitions/divestitures	(2.8)	2.1	(7.5)	1.8
Cost savings	—	22.6	—	40.4
Higher raw materials/energy costs	—	(19.5)	—	(47.9)
Unfavorable manufacturing productivity/absorption	—	(13.5)	—	(32.4)
Higher freight costs	—	(5.0)	—	(6.1)
Other strategic and corporate initiatives	—	(3.3)	—	(6.8)
Stock option expense	—	(2.6)	—	(4.2)
Higher A/R securitization fees	—	(1.8)	—	(1.0)
Inventory write-offs	—	(1.5)	—	(1.9)
2005 interest income from tax settlement	—	(2.2)	—	(2.2)
Higher interest expense	—	(0.4)	—	(0.3)
Other	—	(8.0)	—	(8.9)
	1,016.3	76.5	1,932.1	118.4

2006 Change in useful life of assets	—	(2.9)	—	(5.8)
2006 Facility closures, severance and related costs	—	3.3	—	2.8
2006 Antitrust costs	—	(29.3)	—	(42.1)
2006 Merger expense	—	(4.7)	—	(14.8)
2006 Impairment of long-lived assets	—	(5.6)	—	(5.6)
2006 Early extinguishement of debt	—	(19.5)	—	(19.5)
2006 Favorable settlement of contractual matter	—	—	—	4.3
2006 Interest income from tax settlement	—	4.0	—	4.0
2006 Loss on divested business	—	(12.5)	—	(12.5)

2006	$1,016.3	$9.3	$1,932.1	$29.2

*      Represents the pro forma net sales and pre-tax earnings from continuing operations, giving effect to the Merger with Great Lakes as if it had been consummated as of the beginning of January 1, 2005.

CHEMTURA CORPORATION

Pro Forma Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net sales	$1,016,323	$1,093,738	$1,932,084	$2,103,893

Cost of products sold (*)	750,210	787,981	1,425,047	1,522,833
Selling, general and administrative (*)	98,528	113,208	203,491	234,914
Depreciation and amortization	42,722	49,682	91,548	101,491
Research and development	17,724	16,987	32,522	34,180
Equity income	(197)	(544)	(471)	(912)

Operating profit	107,336	126,424	179,947	211,387
Interest expense	29,397	28,952	58,470	58,125
Other expense, net (*)	1,356	3,251	3,017	8,175

Earnings from continuing operations before income taxes	76,583	94,221	118,460	145,087
Income tax expense	26,384	32,977	41,461	50,780

Earnings from continuing operations	$50,199	$61,244	$76,999	$94,307

Diluted earnings from continuing operations	$0.21	$0.26	$0.32	$0.40

Weighted average shares outstanding - diluted	241,311	239,008	241,252	236,821

(*)   Certain amounts relating to operations have been reclassified from other expense, net to cost of products sold and selling, general and administrative expense in 2005 to be comparable to the 2006 presentation.

CHEMTURA CORPORATION

Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

			Non-GAAP
	Quarter Ended		Quarter Ended
	June 30,	Non-GAAP	June 30,
	2006	Adjustments	2006
Net sales	$1,016,323	$—	$1,016,323

Cost of products sold	750,210	—	750,210
Selling, general and administrative	98,528	—	98,528
Depreciation and amortization	45,607	(2,885)	42,722
Research and development	17,724	—	17,724
Equity income	(197)	—	(197)
Facility closures, severance and related costs	(3,280)	3,280	—
Antitrust costs	29,275	(29,275)	—
Merger costs	4,745	(4,745)	—
Impairment of long-lived assets	5,610	(5,610)	—

Operating profit	68,101	39,235	107,336
Interest expense	29,397	—	29,397
Loss on early extinguishment of debt	19,549	(19,549)	—
Other expense, net	9,859	(8,503)	1,356

Earnings from continuing operations before income taxes	9,296	67,287	76,583
Income tax expense	6,789	19,595	26,384

Earnings from continuing operations	$2,507	$47,692	$50,199

Diluted earnings from continuing operations			$0.21

Diluted weighted average shares outstanding			241,311

Non-GAAP Adjustments consist of the following:

Non-GAAP
Change in useful life of assets property, plant and equipment	$2,885
Facility closures, severance and related costs	(3,280)
Antitrust costs	29,275
Merger costs	4,745
Asset impairment	5,610
Loss on early extinguishment of debt	19,549
Interest income on tax settlement	(3,972)
Loss on sale of Industrial Waters	12,475
Pre-Tax	67,287

Adjustment to apply a non-GAAP effective tax rate	19,595
After-Tax	$47,692

CHEMTURA CORPORATION

Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

			Non-GAAP
	Six Months		Six Months
	Ended	Non-GAAP	Ended
	June 30, 2006	Adjustments	June 30, 2006
Net sales	$1,932,084	$—	$1,932,084

Cost of products sold	1,425,047	—	1,425,047
Selling, general and administrative	203,491	—	203,491
Depreciation and amortization	97,318	(5,770)	91,548
Research and development	32,522	—	32,522
Equity income	(471)	—	(471)
Facility closures, severance and related costs	(2,776)	2,776	—
Antitrust costs	42,083	(42,083)	—
Merger costs	14,790	(14,790)	—
Impairment of long-lived assets	5,610	(5,610)	—

Operating profit	114,470	65,477	179,947
Interest expense	58,470	—	58,470
Loss on early extinguishment of debt	19,549	(19,549)	—
Other expense, net	7,219	(4,202)	3,017

Earnings from continuing operations before income taxes	29,232	89,228	118,460
Income tax expense	13,520	27,941	41,461

Earnings from continuing operations	$15,712	$61,287	$76,999

Diluted earnings from continuing operations			$0.32

Diluted weighted average shares outstanding			241,252

Non-GAAP Adjustments consist of the following:

Non-GAAP
Change in useful life of assets property, plant and equipment	$5,770
Facility closures, severance and related costs	(2,776)
Antitrust costs	42,083
Merger costs	14,790
Asset impairment	5,610
Loss on early extinguishment of debt	19,549
Favorable settlement of contractual matter	(4,300)
Interest income on tax settlement	(3,973)
Loss on sale of Industrial Waters	12,475
Pre-Tax	89,228

Adjustment to apply a non-GAAP effective tax rate	27,941
After-Tax	$61,287

CHEMTURA CORPORATION

Pro Forma Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

						Pro Forma
		Conformed		Pro Forma		Non-GAAP
	Chemtura	Great Lakes		Combined		Combined
	Quarter Ended	Quarter Ended		Quarter Ended		Quarter Ended
	June 30,	June 30,	Pro Forma	June 30,	Non-GAAP	June 30,
	2005	2005	Adjustments	2005	Adjustments	2005
Net sales	$602,329	$491,409	$—	$1,093,738	$—	$1,093,738

Cost of products sold	422,258	366,430	(707)	787,981	—	787,981
Selling, general and administrative	60,546	52,902	(240)	113,208	—	113,208
Depreciation and amortization	27,737	19,978	1,967	49,682	—	49,682
Research and development	10,472	6,567	(52)	16,987	—	16,987
Equity income	(86)	(458)	—	(544)	—	(544)
Facility closures, severance and related costs	23,917	246	—	24,163	(24,163)	—
Antitrust costs	3,338	—	—	3,338	(3,338)	—
Merger costs	8,686	135,880	(135,880)	8,686	(8,686)	—

Operating profit (loss)	45,461	(90,136)	134,912	90,237	36,187	126,424
Interest expense	24,309	6,845	(2,202)	28,952	—	28,952
Other expense, net	2,745	506	—	3,251	—	3,251

Earnings (loss) from continuing operations before income taxes	18,407	(97,487)	137,114	58,034	36,187	94,221
Income tax expense (benefit)	8,233	(9,451)	27,345	26,127	6,850	32,977

Earnings (loss) from continuing operations	$10,174	$(88,036)	$109,769	$31,907	$29,337	$61,244

Diluted earnings from continuing operations				$0.13		$0.26

Diluted weighted average shares outstanding				239,008		239,008

Pro Forma Adjustments consist of the following:

Pro Forma
Pension	$975
Interest	2,202
Purchase accounting depreciation	2,637
Amortization	(4,604)
Purchase accounting inventory fair value impact	24
Merger costs	135,880
Pre-Tax	137,114
Adjustment to apply a pro forma effective tax rate	27,345
After-Tax	$109,769

Non-GAAP Adjustments consist of the following:

Non-GAAP
Facility closures, severance and related costs	$24,163
Antitrust costs	3,338
Merger costs	8,686
Pre-Tax	36,187

Adjustment to apply a non-GAAP effective tax rate	6,850
After-Tax	$29,337

CHEMTURA CORPORATION

Pro Forma Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

						Pro Forma
		Conformed		Pro Forma		Non-GAAP
	Chemtura	Great Lakes		Combined		Combined
	Six Months	Six Months		Six Months		Six Months
	Ended	Ended	Pro Forma	Ended	Non-GAAP	Ended
	June 30, 2005	June 30, 2005	Adjustments	June 30, 2005	Adjustments	June 30, 2005
Net sales	$1,192,059	$911,834	$—	$2,103,893	$—	$2,103,893

Cost of products sold	842,732	673,401	(463)	1,515,670	7,163	1,522,833
Selling, general and administrative	124,545	110,849	(480)	234,914	—	234,914
Depreciation and amortization	57,863	39,748	3,880	101,491	—	101,491
Research and development	20,983	13,301	(104)	34,180	—	34,180
Equity income	(174)	(738)	—	(912)	—	(912)
Facility closures, severance and related costs	24,075	1,228	—	25,303	(25,303)	—
Antitrust costs	6,504	—	—	6,504	(6,504)	—
Merger costs	8,686	138,429	(138,429)	8,686	(8,686)	—

Operating profit (loss)	106,845	(64,384)	135,596	178,057	33,330	211,387
Interest expense	48,715	13,814	(4,404)	58,125	—	58,125
Other expense, net	7,011	1,164	—	8,175	—	8,175

Earnings (loss) from continuing operations before income taxes	51,119	(79,362)	140,000	111,757	33,330	145,087
Income tax expense (benefit)	22,716	(3,833)	27,461	46,344	4,436	50,780

Earnings (loss) from continuing operations	$28,403	$(75,529)	$112,539	$65,413	$28,894	$94,307

Diluted earnings from continuing operations				$0.28		$0.40

Diluted weighted average shares outstanding				236,821		236,821

Pro Forma Adjustments consist of the following:

Pro Forma
Pension	$1,950
Interest	4,404
Purchase accounting depreciation	5,274
Amortization	(9,154)
Purchase accounting inventory fair value impact	(903)
Merger costs	138,429
Pre-Tax	140,000
Adjustment to apply a pro forma effective tax rate	27,461
After-Tax	$112,539

Non-GAAP Adjustments consist of the following:

	Non-GAAP
Facility closures, severance and related costs	$25,303
Antitrust costs	6,504
Merger costs	8,686
Conyers fire insurance recoveries	(7,163	)(a)
Pre-Tax	33,330

Adjustment to apply a non-GAAP effective tax rate	4,436
After-Tax	$28,894

(a) Represents insurance recoveries related to a fire at the Company’s Conyers, Georgia facility.

CHEMTURA CORPORATION	SUPPLEMENTARY SCHEDULE
Non-GAAP Segment Net Sales and Operating Profit (Unaudited)
(In thousands of dollars)

		Pro Forma		Pro Forma
	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
NET SALES

Plastic Additives	$409,087	$423,172	$806,671	$851,002
Polymers	124,550	138,503	251,888	269,321
Specialty Additives	143,893	165,774	286,417	307,384
Crop Protection	100,812	103,524	189,422	192,054
Consumer Products	203,180	206,084	317,607	345,954
Polymer Processing Equipment (a)	—	7,945	—	48,338
Other	34,801	48,736	80,079	89,840
Total net sales	$1,016,323	$1,093,738	$1,932,084	$2,103,893

OPERATING PROFIT (LOSS)

Plastic Additives	$40,686	$32,218	$72,956	$75,610
Polymers	16,991	27,707	34,400	51,356
Specialty Additives	16,740	31,829	32,549	59,324
Crop Protection	22,110	28,712	45,711	52,080
Consumer Products	34,428	26,113	46,721	28,184
Polymer Processing Equipment (a)	—	(2,533)	—	(3,003)
Other	3,304	7,584	8,886	11,582

	134,259	151,630	241,223	275,133

General corporate expense	(26,923)	(25,206)	(61,276)	(63,746)

Total operating profit	$107,336	$126,424	$179,947	$211,387

(a) As a result of the April 29, 2005 contribution of the assets of the Polymer Processing Equipment segment in exchange for a non-controlling interest in the Davis-Standard LLC venture, Polymer Processing Equipment ceased to be a reporting segment of the Company. The Company is recording its proportionate share of the venture's earnings in Other expense, net.

CHEMTURA CORPORATION
Non-GAAP Segment Net Sales and Operating Profit (Unaudited)
(In thousands of dollars)

			Non-GAAP
	Quarter Ended		Quarter Ended
	June 30,	Non-GAAP	June 30,
	2006	Adjustments	2006
NET SALES

Plastic Additives	$409,087	$—	$409,087
Polymers	124,550	—	124,550
Specialty Additives	143,893	—	143,893
Crop Protection	100,812	—	100,812
Consumer Products	203,180	—	203,180
Polymer Processing Equipment	—	—	—
Other	34,801	—	34,801
	$1,016,323	$—	$1,016,323

OPERATING PROFIT

Plastic Additives	$40,686	$—	$40,686
Polymers	16,991	—	16,991
Specialty Additives	16,740	—	16,740
Crop Protection	22,110	—	22,110
Consumer Products	34,428	—	34,428
Polymer Processing Equipment	—	—	—
Other	3,304	—	3,304
	134,259	—	134,259

General corporate expense	(29,808)	2,885	(26,923)
Facility closures, severance and related costs	3,280	(3,280)	—
Antitrust costs	(29,275)	29,275	—
Merger costs	(4,745)	4,745	—
Impairment of long-lived assets	(5,610)	5,610	—

Total operating profit	$68,101	$39,235	$107,336

Non-GAAP Adjustments consist of the following:

Operating
Profit
Change in useful life of assets property, plant and equipment	$2,885
Facility closures, severance and related costs	(3,280)
Antitrust costs	29,275
Merger costs	4,745
Impairment of long-lived assets	5,610
$39,235

CHEMTURA CORPORATION
Non-GAAP Segment Net Sales and Operating Profit (Unaudited)
(In thousands of dollars)

			Non-GAAP
	Six Months		Six Months
	Ended	Non-GAAP	Ended
	June 30, 2006	Adjustments	June 30, 2006
NET SALES

Plastic Additives	$806,671	$—	$806,671
Polymers	251,888	—	251,888
Specialty Additives	286,417	—	286,417
Crop Protection	189,422	—	189,422
Consumer Products	317,607	—	317,607
Polymer Processing Equipment	—	—	—
Other	80,079	—	80,079
	$1,932,084	$—	$1,932,084

OPERATING PROFIT

Plastic Additives	$72,956	$—	$72,956
Polymers	34,400	—	34,400
Specialty Additives	32,549	—	32,549
Crop Protection	45,711	—	45,711
Consumer Products	46,721	—	46,721
Polymer Processing Equipment	—	—	—
Other	8,886	—	8,886
	241,223	—	241,223

General corporate expense	(67,046)	5,770	(61,276)
Facility closures, severance and related costs	2,776	(2,776)	—
Antitrust costs	(42,083)	42,083	—
Merger costs	(14,790)	14,790	—
Impairment of long-lived assets	(5,610)	5,610	—

Total operating profit	$114,470	$65,477	$179,947

Non-GAAP Adjustments consist of the following:

Operating
Profit
Change in useful life of assets property, plant and equipment	$5,770
Facility closures, severance and related costs	(2,776)
Antitrust costs	42,083
Merger costs	14,790
Impairment of long-lived assets	5,610
$65,477

CHEMTURA CORPORATION

Pro Forma Non-GAAP Segment Net Sales and Operating Profit (Unaudited)

(In thousands of dollars)

						Pro Forma
		Conformed		Pro Forma		Non-GAAP
		Great Lakes		Combined		Combined
	Quarter Ended	Quarter Ended		Quarter Ended		Quarter Ended
	June 30,	June 30,	Pro Forma	June 30,	Non-GAAP	June 30,
	2005	2005	Adjustments	2005	Adjustments	2005
NET SALES

Plastic Additives	$209,982	$213,190	$—	$423,172	$—	$423,172
Polymers	138,503	—	—	138,503	—	138,503
Specialty Additives	154,922	10,852	—	165,774	—	165,774
Crop Protection	90,977	12,547	—	103,524	—	103,524
Consumer Products	—	206,084	—	206,084	—	206,084
Polymer Processing Equipment	7,945	—	—	7,945	—	7,945
Other	—	48,736	—	48,736	—	48,736
	$602,329	$491,409	$—	$1,093,738	$—	$1,093,738

OPERATING PROFIT

Plastic Additives	$15,163	$14,709	$2,346	$32,218	$—	$32,218
Polymers	27,707	—	—	27,707	—	27,707
Specialty Additives	30,194	1,459	176	31,829	—	31,829
Crop Protection	25,205	3,426	81	28,712	—	28,712
Consumer Products	—	26,054	59	26,113	—	26,113
Polymer Processing Equipment	(2,533)	—	—	(2,533)	—	(2,533)
Other	—	6,693	891	7,584	—	7,584

	95,736	52,341	3,553	151,630	—	151,630

General corporate expense	(14,334)	(6,351)	(4,521)	(25,206)	—	(25,206)
Facility closures, severance and related costs	(23,917)	(246)	—	(24,163)	24,163	—
Antitrust costs	(3,338)	—	—	(3,338)	3,338	—
Merger costs	(8,686)	(135,880)	135,880	(8,686)	8,686	—

Total operating profit (loss)	$45,461	$(90,136)	$134,912	$90,237	$36,187	$126,424

Pro Forma Adjustments consist of the following:

Operating
Profit
Pension	$975
Purchase Accounting Depreciation	2,637
Amortization	(4,604)
Inventory Accounting	24
Merger Costs	135,880
$134,912

Non-GAAP Adjustments consist of the following:

Operating
Profit
Facility closures, severance and related costs	$24,163
Antitrust costs	3,338
Merger Costs	8,686
$36,187

CHEMTURA CORPORATION

Pro Forma Non-GAAP Segment Net Sales and Operating Profit (Unaudited)

(In thousands of dollars)

						Pro Forma
		Conformed		Pro Forma		Non-GAAP
		Great Lakes		Combined		Combined
	Six Months	Six Months		Six Months		Six Months
	Ended	Ended	Pro Forma	Ended	Non-GAAP	Ended
	June 30, 2005	June 30, 2005	Adjustments	June 30, 2005	Adjustments	June 30, 2005
NET SALES

Plastic Additives	$418,269	$432,733	$—	$851,002	$—	$851,002
Polymers	269,321	—	—	269,321	—	269,321
Specialty Additives	287,241	20,143	—	307,384	—	307,384
Crop Protection	168,890	23,164	—	192,054	—	192,054
Consumer Products	—	345,954	—	345,954	—	345,954
Polymer Processing Equipment	48,338	—	—	48,338	—	48,338
Other	—	89,840	—	89,840	—	89,840
	$1,192,059	$911,834	$—	$2,103,893	$—	$2,103,893

OPERATING PROFIT

Plastic Additives	$32,085	$34,902	$8,623	$75,610	$—	$75,610
Polymers	51,356	—	—	51,356	—	51,356
Specialty Additives	56,538	2,478	308	59,324	—	59,324
Crop Protection	44,702	7,216	162	52,080	—	52,080
Consumer Products	—	31,642	(4,295)	27,347	837	28,184
Polymer Processing Equipment	(3,003)	—	—	(3,003)	—	(3,003)
Other	—	10,225	1,357	11,582	—	11,582

	181,678	86,463	6,155	274,296	837	275,133

General corporate expense	(35,568)	(11,190)	(8,988)	(55,746)	(8,000)	(63,746)
Facility closures, severance and related costs	(24,075)	(1,228)	—	(25,303)	25,303	—
Antitrust costs	(6,504)	—	—	(6,504)	6,504	—
Merger costs	(8,686)	(138,429)	138,429	(8,686)	8,686	—

Total operating profit (loss)	$106,845	$(64,384)	$135,596	$178,057	$33,330	$211,387

Pro Forma Adjustments consist of the following:

Operating
Profit
Pension	$1,950
Purchase Accounting Depreciation	5,274
Amortization	(9,154)
Inventory Accounting	(903)
Merger Costs	138,429
$135,596

Non-GAAP Adjustments consist of the following:

Operating
Profit
Facility closures, severance and related costs	$25,303
Antitrust costs	6,504
Merger Costs	8,686
Conyers Fire Costs	(7,163)
$33,330